UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 4, 2005

METRIC PARTNERS GROWTH SUITE INVESTORS, L.P., a California Limited Partnership

(Exact Name of Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation or Organization)

0-17660	94-3050708

(Commission File Number)	(IRS Employer Identification No.)

50 California Street, Suite 200 San Francisco, California	94111

(Address of Principal Executive Offices)	(Zip Code)

(415) 678-2000
(800) 347-6707 in all states

(Registrant’s Telephone Number, Including Area Code)

One California Street, Suite 1400, San Francisco, CA 94111

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     On March 4, 2005, Metric Realty, the Managing General Partner of Metric Realty Growth Suite Investors, L.P. (the “Partnership” or the “Registrant”) adopted a written plan of dissolution and termination of the Partnership in accordance with Section 19.1.4 of its Partnership Agreement (the “Plan”). Under the Plan, the following actions, among others, will be taken: (i) the General Partners will contribute approximately $914,000 to the Partnership as required by the Partnership Agreement; (ii) the Partnership will pay its creditors all amounts due; (iii) the Partnership will distribute all remaining cash to the holders of partnership units in accordance with their capital accounts; and (iv) the Partnership will make all required filings with the State of California to confirm that the Partnership has dissolved and terminated.

     On March 7, 2005, the Registrant issued a press release indicating that the Plan had been adopted. A copy of the press release is attached hereto as Exhibit 99.1. The press release (a) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section and (b) shall not be incorporated by reference into any registration statement or other document filed with the Commission.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

     99.1 Press release dated March 7, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRIC PARTNERS GROWTH SUITE INVESTORS, L.P., a California Limited Partnership

By:	Metric Realty an Illinois general partnership its Managing General Partner

By:	/s/ William A. Finelli
William A. Finelli Chief Financial Officer

Date: March 7, 2005